UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022 (July 29, 2022)

Core & Main, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40650	86-3149194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Craig Park Court St. Louis, Missouri	63146
(Address of principal executive offices)	(Zip Code)

(314) 432-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A common stock, par value $0.01 per share	CNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 29, 2022, Core & Main LP (“Core & Main”), a wholly owned subsidiary of Core & Main, Inc., entered into Amendment No. 4 (“Amendment No. 4”) to its existing ABL Credit Agreement, dated as of August 1, 2017, as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of July 8, 2019, Amendment No. 2 to the ABL Credit Agreement, dated as of May 4, 2020 and Amendment No. 3 to the ABL Credit Agreement, dated as of July 27, 2021 (as amended, the “ABL Credit Agreement”), by and among Core & Main, the subsidiary borrowers from time to time party thereto, Citibank, N.A., as administrative agent and collateral agent (the “ABL Agent”), and the several banks and other financial institutions from time to time party thereto, in order to, among other things, (i) increase the aggregate commitments under the ABL Credit Agreement’s asset-based revolving credit facility (the “ABL Facility”) by $400.0 million to $1,250.0 million overall, (ii) implement a forward-looking rate based on the secured overnight financing rate in lieu of the london interbank offered rate and (iii) make such other changes in the ABL Facility as agreed among Core & Main and the lenders. Core & Main and, at Core & Main’s option, certain of Core & Main’s subsidiaries are the borrowers under the ABL Facility. As of July 29, 2022, there were no subsidiary borrowers under the ABL Facility. All borrowings under the ABL Facility mature on July 27, 2026. At July 29, 2022, there were $142.0 million of revolving loans drawn and $9.0 million of letters of credit issued under the ABL Facility.

Subject to certain conditions, without consent of the existing lenders (but subject to receipt of commitments), Core & Main is entitled to request additional revolving credit commitments or term loans under the ABL Facility, which will share in the borrowing base up to an amount such that the aggregate amount of ABL commitments and term loans under the ABL Facility do not exceed the greater of (x) $2,000.0 million, an increase of $650.0 million pursuant to Amendment No. 4, and (y) the calculated borrowing base.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to Amendment No. 4, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 to the ABL Credit Agreement, dated as of July 29, 2022, by and among Core & Main LP, the several banks and other financial institutions party thereto and Citibank, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core & Main, Inc.

By:	/s/ Stephen O. LeClair
Name:	Stephen O. LeClair
Title:	Chief Executive Officer

Date: August 1, 2022